Exhibit 10.1

FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.
This First Amendment (this “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of CatchMark Timber Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”) dated as of October 31, 2018 (the “LP Agreement”), shall be effective as of June 28, 2019 (the “Amendment Date”). All capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the LP Agreement.
RECITALS
Pursuant to the LP Agreement, the General Partner may amend the LP Agreement, subject to complying with Article XI of the LP Agreement. The General Partner has complied with Article XI of the LP Agreement and this Amendment shall become effective as of the Amendment Date.
NOW, THEREFORE, the LP Agreement is hereby amended as follows:

1.	Amendments.

A.Section 2.06 of the LP Agreement is hereby deleted in its entirety and replaced with the following:

“2.06    Partnership Interests.
(a)    Each Partnership Interest in the Partnership is uncertificated and shall not constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “UCC”), or (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
(b)    [Reserved].
(c)    The Partnership shall maintain books for the purpose of registering the transfer of Partnership Interests.
(d)    [Reserved].
(e)    This Section 2.06 may not be amended or otherwise modified so long as a Partner’s (or any other equity holder of the Partnership’s) interests in the Company are subject to a pledge, hypothecation or other assignment as collateral to any Lender to the Partnership (or any affiliate of the Partnership) or any agent acting on such lender’s behalf without the prior written consent of any such lender or agent (or the transferee of any such lender or agent). Each recipient of a pledge, hypothecation or other assignment as collateral of all or any portion of a Partner’s Pledged General Partnership Collateral or Pledged Limited Partnership Collateral shall be a third party beneficiary of the provisions of this Section 2.06.”

B.Exhibit B attached to the LP Agreement is hereby deleted and shall be designated as [Reserved].

Exhibit 10.1

C.Section 4.02(c)(v) of the LP Agreement is hereby deleted in its entirety and replaced with the following:

(v) Legend. The books and records of the Partnership as maintained by the General Partner or by its agent shall bear an appropriate notation or legend indicating that additional terms, conditions and restrictions on transfer, including without limitation those set forth in a Vesting Agreement, apply to LTIP Units.

D.Exhibit A attached to the LP Agreement is hereby amended and restated and attached hereto as Exhibit A.

2.	General Provisions.

A.On and after the Amendment Date, each reference in the LP Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the LP Agreement shall mean, and be a reference to, the LP Agreement as amended by this Amendment; provided, that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to October 31, 2018.

B.This Amendment shall become effective as of the Amendment Date.

C.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

D.The LP Agreement, as amended by this Amendment, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

E.In the event that any provision of this Amendment or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this First Amendment to the Second Amended and Restated Agreement of Limited Partnership, as of the 28th day of June, 2019.

GENERAL PARTNER:
CATCHMARK TIMBER TRUST, INC.

By:/s/ Brian M. Davis
Name: Brian M. Davis
Title: President and Chief Financial Officer

Exhibit 10.1

EXHIBIT A

PARTNERSHIP UNITS

June 28, 2019

Partner	Capital Contribution	Common Units	LTIP Units	Percentage Interest	Percentage Interest for Section 5.02(e) [1]
GENERAL PARTNER CatchMark Timber Trust, Inc. 5 Concourse Parkway Suite 2325 Atlanta, Georgia 30328	$748,541,086	48,964,603	—	99.9996%	99.5131%

LIMITED PARTNER CatchMark LP Holder, LLC 5 Concourse Parkway Suite 2325 Atlanta, GA 30328	$2,000	200	—	0.0004%	0.0004%

Jerrold Barag	$—	—	136,099	—%	0.2766%

Brian M. Davis	$—	—	83,186	—%	0.1691%

Paul S. Fisher	$—	—	6,699	—%	0.0136%

Mary E. McBride	$—	—	6,699	—%	0.0136%

Henry G. Zigtema	$—	—	6,699	—%	0.0136%

TOTAL	$748,543,086	48,964,803	239,382	100%	100%

____________________________

See Section 5.02(e) for the calculation of Percentage Interests for purposes of distributions.